Second Amendment to the 2022 Inducement Plan

A.
The Adicet Bio, Inc. 2022 Inducement Plan (the “2022 Inducement Plan”) is hereby amended by deleting the first sentence of Section 3(a) and substituting therefore the following:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,750,000 shares, subject to adjustment as provided in Section 3(c).”

B.
The effective date of this Second Amendment shall be January 10, 2025.
C.
Except as amended herein, the 2022 Inducement Plan is confirmed in all other respects.

Approved by the Board of Directors on January 10, 2025.